UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 5, 2008

BARRETT BUSINESS SERVICES, INC.

(Exact name of registrant as specified in charter)

Maryland

(State or other jurisdiction of incorporation)

0-21886

(SEC File Number)

52-0812977

(IRS Employer Identification No.)

8100 N.E. Parkway Drive, Suite 200

Vancouver, Washington	98662
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(360) 828-0700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On May 5, 2008, Michael D. Mulholland delivered to the registrant a letter dated May 1, 2008, submitting his resignation as Vice President-Finance, Treasurer and Secretary of the registrant effective at a mutually agreeable date, but no later than May 7, 2008. In the letter, Mr. Mulholland stated that he is leaving the company due to personal reasons and is relocating to Florida to join his family.

Following receipt of Mr. Mulholland's letter, the board of directors appointed James D. Miller, currently the registrant’s Controller, to the additional positions of interim Chief Financial Officer, as well as Treasurer and Secretary, effective May 7, 2008. Mr. Miller joined the registrant in January 1994 as Controller and also serves as its Principal Accounting Officer. From 1991 to 1994, he was the Corporate Accounting Manager for Christensen Motor Yacht Corporation. Mr. Miller, a certified public accountant on inactive status, was employed by Price Waterhouse LLP, now known as PricewaterhouseCoopers LLP, from 1987 to 1991.

The board of directors has also authorized the registrant's management to commence a search for candidates to fill the position of Chief Financial Officer on a permanent basis.

A copy of the press release announcing Mr. Mulholland’s resignation and Mr. Miller’s appointment as interim Chief Financial Officer is attached as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits: The following exhibit is furnished with this Form 8-K:

99.1 Press Release dated May 5, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BARRETT BUSINESS SERVICES, INC.
Dated: May 5, 2008	By:	/s/ James D. Miller
James D. Miller Controller